Exhibit 99.1

NFP Announces Fourth Quarter & Full Year 2011 Results

Full Year 2011 Revenue Grew 3.2% & Organic Revenue Grew 2.3% YOY
Driven by Strength in Corporate Client and Advisor Services Groups

$50 Million Share Repurchase Program Completed;
New $50 Million Repurchase Program Authorized

Financial Highlights(1)	Q4 2011	Q4 2010	% Change	Q4 2011	Q3 2011	% Change	YTD 2011	YTD 2010	% Change
(Dollars in millions, except per share data)

Revenue	$289.2	$284.3	1.7%	$289.2	$251.5	15.0%	$1,013.4	$981.9	3.2%
Net income	11.2	15.3	-26.4%	11.2	9.3	20.6%	36.9	42.6	-13.2%
Net income per diluted share	0.27	0.34	-20.6%	0.27	0.21	28.6%	0.84	0.96	-12.5%
Cash earnings	27.7	27.4	1.2%	27.7	23.0	20.5%	90.8	96.8	-6.2%
Cash earnings per diluted share	$0.65	$0.60	8.3%	$0.65	$0.53	22.6%	$2.07	$2.19	-5.5%
Adjusted EBITDA	$40.1	$36.1	11.1%	$40.1	$32.2	24.7%	$126.4	$116.8	8.2%
Adjusted EBITDA margin	13.9%	12.7%		13.9%	12.8%		12.5%	11.9%
Net cash provided by (used in) operating activities	$36.4	$43.1	-15.5%	$36.4	$45.8	-20.6%	$116.2	$119.4	-2.7%

(1)	This summary includes financial measures not calculated based on generally accepted accounting principles.

NEW YORK, NY – February 7, 2012 – National Financial Partners Corp. (NYSE: NFP), a leading provider of benefits, insurance and wealth management services, today reported financial results for the fourth quarter ended December 31, 2011.

Commenting on today’s announcements, Jessica M. Bibliowicz, chairman, president and chief executive officer, said, “2011 was a solid year for NFP and we accomplished a great deal.  Our revenue grew to more than $1 billion, which was driven by organic growth and acquisitions.  We grew Adjusted EBITDA by 8% and expanded our margins.  We saw particular strength in the Corporate Client and Advisor Services Groups, where we generated growth in revenue and Adjusted EBITDA.  In the Individual Client Group, we continued to face market challenges in life insurance while strong trends continued for us in our wealth management business.”

Ms. Bibliowicz continued, “In 2011 we executed on our balanced capital allocation strategy.  We allocated approximately $50 million of cash for acquisitions in 2011, and recently completed our $50 million share repurchase program. We plan to continue executing on a balanced capital allocation strategy in 2012 which will include acquisitions, a new repurchase program and investments in our Company.  We believe these actions will continue to enhance shareholder value and NFP’s client value proposition, as well as our leadership position in our core markets of benefits, insurance and wealth management.”

Fourth Quarter 2011 Results - Consolidated
NFP reported fourth quarter 2011 net income of $11.2 million, or $0.27 per diluted share, compared with net income of $15.3 million, or $0.34 per diluted share, in the prior year period.

Fourth quarter 2011 cash earnings was $27.7 million, or $0.65 per diluted share, compared with $27.4 million, or $0.60 per diluted share, in the fourth quarter 2010. Cash earnings is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

Adjusted EBITDA in the fourth quarter 2011 was $40.1 million, an increase of 11.1%, compared with $36.1 million in the fourth quarter 2010.  Adjusted EBITDA margin of 13.9% in the fourth quarter 2011 improved compared with an Adjusted EBITDA margin of 12.7% in the prior year period.  Adjusted EBITDA is a non-GAAP financial measure and a reconciliation of net income to this non-GAAP financial measure is provided in the attached tables.

Revenue was $289.2 million in the fourth quarter 2011, an increase of $4.9 million, or 1.7%, compared with $284.3 million in the fourth quarter 2010. Organic revenue decreased 0.6% in the fourth quarter 2011, compared with the prior year period.  Revenue and organic revenue included positive contributions from the Corporate Client and Advisor Services Groups and pressure from the life insurance business in the Individual Client Group.

Total operating expenses were $267.2 million, compared with $259.2 million in the prior year period.  Total operating expenses in the fourth quarter 2011 included $8.3 million of impairments related to expected dispositions and management contract buyouts in the first quarter of 2012.

Cash flow from operations for the fourth quarter 2011 was $36.4 million compared with cash flow from operations of $43.1 million in the fourth quarter 2010.

Fourth Quarter 2011 Results – Segments
NFP reports results in three segments that provide unique products and services to corporate and high net worth individual clients: the Corporate Client Group, the Individual Client Group and the Advisor Services Group.

Corporate Client Group (CCG)
CCG is one of the leading corporate benefits advisors in the middle market, offering independent solutions for health and welfare, retirement planning, executive benefits, and property and casualty insurance.

CCG accounted for 40.3% of NFP’s revenue in the fourth quarter 2011 and 38.2% in the fourth quarter 2010.  CCG revenue was $116.6 million in the fourth quarter 2011 compared with $108.5 million in the prior year period, an increase of $8.1 million, or 7.4%.  CCG revenue in the fourth quarter 2011 included full quarter results from the Lapre Scali & Company Insurance Services, LLC and DA Financial Group acquisitions and sub-acquisitions.  CCG organic revenue growth was 1.4% in the quarter.

CCG Adjusted EBITDA was $21.7 million in the fourth quarter 2011 compared with $20.3 million in the prior year period.  Adjusted EBITDA margin was 18.6% in the fourth quarter 2011 compared with 18.7% in the prior year period.

Individual Client Group (ICG)
ICG is a leader in the delivery of independent life insurance and wealth transfer solutions for high net worth individuals.  ICG’s advisors provide wealth accumulation, preservation and transfer solutions, including estate and business planning and financial advisory services.

ICG accounted for 37.0% of NFP’s revenue in the fourth quarter 2011 and 41.1% in the fourth quarter 2010.  ICG revenue was $107.0 million in the fourth quarter 2011 compared with $116.9 million in the prior year period.  ICG revenue and organic revenue declined 8.5% and 8.7%, respectively, in the quarter.

ICG Adjusted EBITDA was $15.8 million in the fourth quarter 2011 compared with $12.6 million in the prior year period. Adjusted EBITDA margin was 14.8% in the fourth quarter 2011 compared with 10.8% in the prior year period.

Advisor Services Group (ASG)
ASG serves independent financial advisors whose clients are high net worth individuals and companies by offering an open choice of broker-dealer and asset management products and services.

ASG accounted for 22.7% of NFP’s revenue in the fourth quarter 2011 and 20.7% for the fourth quarter 2010.  ASG revenue was $65.6 million in the fourth quarter 2011 compared with $58.9 million in the prior year period, an increase of $6.7 million.  Growth in revenue and organic revenue was 11.3%.

ASG Adjusted EBITDA was $2.6 million in the fourth quarter 2011 compared with $3.3 million in the prior year period. Adjusted EBITDA margin was 4.0% in the fourth quarter 2011 compared with 5.5% in the prior year period.

As of December 31, 2011, assets under management at NFP’s corporate registered investment advisor were $9.7 billion, compared with $9.3 billion as of December 31, 2010.

Share Repurchase
On May 2, 2011, the Company announced its authorization to repurchase up to $50.0 million of NFP’s common stock.   During the fourth quarter 2011, NFP repurchased 1.03 million shares at an average cost of $12.80 per share, or $13.2 million.  As of December 31, 2011, the remaining outstanding share repurchase authorization was $8.2 million.

As of February 6, 2012, NFP completed the current program.  In aggregate, NFP repurchased 3.99 million shares at an average cost of $12.45, for approximately $50 million.

NFP has a new authorization to repurchase up to $50.0 million of NFP’s common stock.  This new program will not start immediately in order to conform with the constraints of NFP’s credit facility that allows expenditures on share repurchases of $50 million only on a trailing four-quarter basis.  The previous authorization began in the second quarter of 2011.  Under the repurchase authorization, the Company can repurchase shares from time to time for cash in the open market in accordance with applicable federal securities laws and subject to market and other conditions.

Earnings Conference Call & Presentation
On February 8, 2012 at 8:30 a.m. (ET), members of senior management will discuss fourth quarter results during a live conference call. The call can be accessed via telephone by dialing 866-510-0708 (domestic) or 617-597-5377 (international) approximately 10 minutes prior to the start of the call (when prompted, callers should provide the access code NFP). The conference call will also be broadcast live over the Internet at www.nfp.com/investor-relations. To listen to the live audio webcast, please go to the Web site at least 10-15 minutes prior to the start of the call to register. The conference call and webcast will be accompanied by a presentation. The presentation will be available for electronic download on NFP’s Web site before the conference call and webcast is scheduled to begin. The presentation may also be viewed automatically upon connecting to the webcast. Listeners can access an audio replay of the conference call over the Internet at www.nfp.com/investor-relations, or via telephone by dialing 888-286-8010 (domestic) or 617-801-6888 (international). The access code for the replay is 32336722. The replay will be available for approximately 90 days.

About NFP
National Financial Partners Corp. (NYSE: NFP), and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term.  NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments.  The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance.  The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services.  The Advisor Services Group serves independent financial advisors by offering broker-dealer and asset management products and services.  Most recently NFP was ranked as the eighth Top Global Insurance Broker by Best’s Review; operated the fourth largest Executive Benefits Provider of nonqualified deferred compensation plans administered for recordkeeping clients as ranked by PlanSponsor; operated a top ten Independent Broker Dealer as ranked by Financial Planning and Financial Advisor; had three advisors ranked in Barron’s Top 100 Independent Financial Advisors and is a leading independent life insurance distributor according to many top-tier carriers.  For more information, visit www.nfp.com.

Reconciliation of Non-GAAP Financial Measures
The Company analyzes its performance using historical and forward-looking non-GAAP financial measures called cash earnings, cash earnings per diluted share, Adjusted EBITDA and percentages or calculations using these measures.  The Company believes these non-GAAP financial measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP.  Cash earnings is defined as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest, the after-tax impact of change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations, the after-tax impact of management contract buyouts and the after-tax impact of certain non-recurring items.  Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated.  Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively.  Adjusted EBITDA is defined as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, net, the accelerated vesting of certain RSUs, any change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations and the expense related to management contract buyouts.  Adjusted EBITDA should not be viewed as a substitute for net income.  A reconciliation of these non-GAAP financial measures to their GAAP counterparts is provided in the attached tables and the Company’s quarterly financial supplement for the period ended December 31, 2011, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

Organic Revenue Growth
The Company uses organic revenue growth as a comparable revenue measurement for future periods.  The Company excludes revenue from new acquisitions, sub-acquisitions, and the revenue derived from businesses fully disposed of for the first twelve months after the respective transaction.  With respect to situations where a significant portion of a business' assets have been disposed, the Company reduces the prior year’s comparable revenue proportionally to the percentage of assets that have been disposed to facilitate an equitable organic growth comparison.

Forward-Looking Statements
This release contains statements which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy.  These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) the ability of the Company to execute on its strategy of increasing recurring revenue and other business initiatives; (2) NFP’s ability, through its operating structure, to respond quickly to operational, financial or regulatory situations impacting its businesses; (3) the ability of the Company’s businesses to perform successfully following acquisition, including through the diversification of product and service offerings, and NFP’s ability to manage its business effectively and profitably through its principals and employees and through the Company’s reportable segments; (4) any losses that NFP may take with respect to dispositions, restructures or otherwise; (5) seasonality or an economic environment that results in fewer sales of financial products or services; (6) NFP’s success in acquiring and retaining high-quality independent financial services businesses; (7) changes in premiums and commission rates or the rates of other fees paid to the Company’s businesses, due to requirements related to medical loss ratios stemming from the Patient Protection and Affordable Care Act or otherwise; (8) NFP’s ability to operate effectively within the restrictive covenants of its credit facility; (9) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates or credit market conditions; (10) the impact of capital markets behavior, such as fluctuations in the price of NFP’s common stock, or the dilutive impact of capital raising efforts; (11) adverse results or other consequences from matters including litigation, arbitration, settlements, regulatory investigations or compliance initiatives, such as those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, or activities within the life settlements industry; (12) the impact of legislation or regulations on NFP’s businesses, such as the possible adoption of exclusive federal regulation over interstate insurers, the uncertain impact of legislation regulating the financial services industry, such as the recent Dodd-Frank Wall Street Reform and Consumer Protection Act, the impact of the adoption of the Patient Protection and Affordable Care Act and resulting changes in business practices, potential changes in estate tax laws, or changes in regulations affecting the value or use of benefits programs, any of which may adversely affect the demand for or profitability of the Company’s services; (13) adverse developments in the Company’s markets, such as those related to compensation agreements with insurance companies or activities within the life settlements industry, which could result in decreased sales of financial products or services; (14) the effectiveness or financial impact of NFP’s incentive plans; (15) the impact of the adoption or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (16) the loss of services of key members of senior management; (17) failure by the Company’s broker-dealers to comply with net capital requirements; (18) the Company’s ability to compete against competitors with greater resources, such as those with greater name recognition; (19) developments in the availability, pricing, design, tax treatment or underwriting of insurance products, including insurance carriers’ potential change in accounting for deferred acquisition costs, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (20) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (21) the occurrence of adverse economic conditions or an adverse regulatory climate in New York, Florida or California; and (22) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 10, 2011.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source:  NFP

Contact:
Abbe F. Goldstein, CFA
SVP, Investor Relations & Corporate Communications
NFP

Investor Relations
ir@nfp.com
212-301-4011

Media Relations
communications@nfp.com
212-301-1039

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited-in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue:
Commissions and fees	$289,162	$284,276	$1,013,392	$981,917

Operating expenses:
Commissions and fees	93,896	91,336	330,179	303,794
Compensation expense - employees	70,409	65,110	267,528	256,181
Fees to principals	46,202	52,308	135,911	161,958
Non-compensation expense	38,525	39,391	153,357	156,538
Amortization of intangibles	8,271	8,211	32,478	33,013
Depreciation	3,313	3,095	12,553	12,123
Impairment of goodwill and intangible assets	8,319	—	11,705	2,901
Gain on sale of businesses, net	(1,291)	(274)	(1,238)	(10,295)
Change in estimated acquisition earn-out payables	(467)	—	(414)	—
Total operating expenses	267,177	259,177	942,059	916,213
Income from operations	21,985	25,099	71,333	65,704

Non-operating income and expenses
Interest income	733	1,209	3,333	3,854
Interest expense	(3,982)	(4,084)	(15,733)	(18,533)
Gain on early extinguishment of debt	—	—	—	9,711
Other, net	568	2,787	6,386	8,303
Non-operating income and expenses, net	(2,681)	(88)	(6,014)	3,335

Income before income taxes	19,304	25,011	65,319	69,039

Income tax expense	8,059	9,742	28,387	26,481
Net income	$11,245	$15,269	$36,932	$42,558

Earnings per share:
Basic	$0.27	$0.35	$0.86	$1.00
Diluted	$0.27	$0.34	$0.84	$0.96

Weighted average shares outstanding:
Basic	41,289	43,669	42,867	42,638
Diluted	42,400	45,274	43,863	44,136

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
GAAP net income	$11,245	$15,269	$36,932	$42,558
Income tax expense	8,059	9,742	28,387	26,481
Interest income	(733)	(1,209)	(3,333)	(3,854)
Interest expense	3,982	4,084	15,733	18,533
Gain on early extinguishment of debt	—	—	—	(9,711)
Other, net	(568)	(2,787)	(6,386)	(8,303)
Income from operations	$21,985	$25,099	$71,333	$65,704
Amortization of intangibles	8,271	8,211	32,478	33,013
Depreciation	3,313	3,095	12,553	12,123
Impairment of goodwill and intangible assets	8,319	—	11,705	2,901
Gain on sale of businesses, net	(1,291)	(274)	(1,238)	(10,295)
Accelerated vesting of certain RSUs	—	—	—	13,395
Change in estimated acquisition earn-out payables	(467)	—	(414)	—
Adjusted EBITDA (1)	$40,130	$36,131	$126,417	$116,841

RECONCILIATION OF NET INCOME TO CASH EARNINGS
(Unaudited-in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
GAAP net income	$11,245	$15,269	$36,932	$42,558
Amortization of intangibles	8,271	8,211	32,478	33,013
Depreciation	3,313	3,095	12,553	12,123
Impairment of goodwill and intangible assets	8,319	—	11,705	2,901
Tax benefit of impairment of goodwill and intangible assets	(3,390)	(15)	(4,729)	(1,147)
Non-cash interest, net of tax	670	802	2,602	5,094
Accelerated vesting of certain RSUs, net of tax	—	—	—	8,174
Gain on early extinguishment of debt, net of tax	—	—	—	(5,914)
Change in estimated acquisition earn-out payables, net of tax	(731)	—	(699)	—
Cash earnings (2)	$27,697	$27,362	$90,842	$96,802

GAAP net income per share - diluted	$0.27	$0.34	$0.84	$0.96
Amortization of intangibles	0.20	0.18	0.74	0.75
Depreciation	0.08	0.07	0.29	0.27
Impairment of goodwill and intangible assets	0.20	—	0.27	0.07
Tax benefit of impairment of goodwill and intangible assets	(0.08)	—	(0.11)	(0.03)
Non-cash interest, net of tax	0.02	0.02	0.06	0.12
Accelerated vesting of certain RSUs, net of tax	—	—	—	0.19
Gain on early extinguishment of debt, net of tax	—	—	—	(0.13)
Change in estimated acquisition earn-out payables, net of tax	(0.02)	—	(0.02)	—
Cash earnings per share - diluted (3)	$0.65	$0.60	$2.07	$2.19

(1)
Adjusted EBITDA is a non-GAAP financial measure, which the Company defines as net income excluding income tax expense, interest income, interest expense, gain on early extinguishment of debt, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of businesses, net, the accelerated vesting of certain RSUs, any change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations and the expense related to management contract buyouts.

(2)
Cash earnings is a non-GAAP financial measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets, the after-tax impact of non-cash interest, the after-tax impact of change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of operations, the after-tax impact of management contract buyouts and the after-tax impact of certain non-recurring items.

(3)	The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted, due to rounding.

CORPORATE CLIENT GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue:
Commissions and fees	$116,559	$108,483	$412,192	$387,855

Operating expenses:
Commissions and fees	14,793	11,067	46,183	36,989
Compensation expense - employees	37,580	32,758	141,127	130,291
Fees to principals	22,731	26,009	73,867	80,780
Non-compensation expense	19,795	18,390	74,457	75,180
Amortization of intangibles	5,651	5,395	21,553	21,398
Depreciation	1,505	1,624	6,107	6,298
Impairment of goodwill and intangible assets	1,246	—	1,246	1,931
(Gain) loss on sale of businesses, net	(56)	229	(103)	(8,058)
Change in estimated acquisition earn-out payables	(467)	—	(414)	—
Total operating expenses	102,778	95,472	364,023	344,809
Income from operations	$13,781	$13,011	$48,169	$43,046

CORPORATE CLIENT GROUP
RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Income from operations	$13,781	$13,011	$48,169	$43,046
Amortization of intangibles	5,651	5,395	21,553	21,398
Depreciation	1,505	1,624	6,107	6,298
Impairment of goodwill and intangible assets	1,246	—	1,246	1,931
(Gain) loss on sale of businesses, net	(56)	229	(103)	(8,058)
Accelerated vesting of certain RSUs	—	—	—	7,394
Change in estimated acquisition earn-out payables	(467)	—	(414)	—
Adjusted EBITDA	$21,660	$20,259	$76,558	$72,009

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

INDIVIDUAL CLIENT GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue:
Commissions and fees	$106,999	$116,870	$351,436	$378,847

Operating expenses:
Commissions and fees	24,852	32,117	77,652	89,492
Compensation expense - employees	28,529	28,573	110,267	110,543
Fees to principals	23,471	26,299	62,044	81,178
Non-compensation expense	14,306	17,266	62,782	67,626
Amortization of intangibles	2,620	2,816	10,925	11,615
Depreciation	1,067	1,113	4,275	4,458
Impairment of goodwill and intangible assets	7,073	—	10,459	970
Gain on sale of businesses, net	(1,235)	(503)	(1,135)	(2,237)
Change in estimated acquisition earn-out payables	—	—	—	—
Total operating expenses	100,683	107,681	337,269	363,645
Income from operations	$6,316	$9,189	$14,167	$15,202

INDIVIDUAL CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Income from operations	$6,316	$9,189	$14,167	$15,202
Amortization of intangibles	2,620	2,816	10,925	11,615
Depreciation	1,067	1,113	4,275	4,458
Impairment of goodwill and intangible assets	7,073	—	10,459	970
Gain on sale of businesses, net	(1,235)	(503)	(1,135)	(2,237)
Accelerated vesting of certain RSUs	—	—	—	6,001
Change in estimated acquisition earn-out payables	—	—	—	—
Adjusted EBITDA	$15,841	$12,615	$38,691	$36,009

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

ADVISOR SERVICES GROUP
CONDENSED STATEMENTS OF INCOME
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue:
Commissions and fees	$65,604	$58,923	$249,764	$215,215

Operating expenses:
Commissions and fees	54,251	48,152	206,344	177,313
Compensation expense - employees	4,300	3,779	16,134	15,347
Non-compensation expense	4,424	3,735	16,118	13,732
Depreciation	741	358	2,171	1,367
Total operating expenses	63,716	56,024	240,767	207,759
Income from operations	$1,888	$2,899	$8,997	$7,456

ADVISOR SERVICES GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA (1)
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Income from operations	$1,888	$2,899	$8,997	$7,456
Depreciation	741	358	2,171	1,367
Adjusted EBITDA	$2,629	$3,257	$11,168	$8,823

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited-in thousands)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$135,239	$128,830
Fiduciary funds - restricted related to premium trust accounts	75,503	82,647
Commissions, fees and premiums receivable, net	119,945	120,572
Due from principals and/or certain entities they own	4,308	7,981
Notes receivable, net	4,224	6,128
Deferred tax assets	10,209	13,865
Other current assets	18,706	17,442
Total current assets	368,134	377,465
Property and equipment, net	33,937	37,359
Deferred tax assets	5,023	5,836
Intangibles, net	320,066	337,833
Goodwill, net	102,039	60,894
Notes receivable, net	23,661	30,724
Other non-current assets	41,307	42,952
Total assets	$894,167	$893,063

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$74,145	$83,091
Current portion of long term debt	12,500	12,500
Income taxes payable	3,045	-
Due to principals and/or certain entities they own	37,886	37,406
Accounts payable	30,584	36,213
Accrued liabilities	70,855	55,673
Total current liabilities	229,015	224,883
Long term debt	93,750	106,250
Deferred tax liabilities	1,605	1,552
Convertible senior notes	91,887	87,581
Other non-current liabilities	71,960	64,585
Total liabilities	488,217	484,851

STOCKHOLDERS' EQUITY
Preferred stock at par value	—	—
Common stock at par value	4,665	4,596
Additional paid-in capital	905,774	902,153
Accumulated deficit	(391,202)	(425,063)
Treasury stock	(112,278)	(73,458)
Accumulated other comprehensive loss	(1,009)	(16)
Total stockholders' equity	405,950	408,212
Total liabilities and stockholders' equity	$894,167	$893,063

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited-in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Cash flow from operating activities
Net income	$11,245	$15,269	$36,932	$42,558

Adjustments to reconcile to net cash provided by (used in) operating activities:
Deferred taxes	2,201	1,774	2,201	2,058
Stock-based compensation	1,333	1,660	5,463	17,336
Impairment of goodwill and intangible assets	8,319	—	11,705	2,901
Amortization of intangibles	8,271	8,211	32,478	33,013
Depreciation	3,313	3,095	12,553	12,123
Accretion of senior convertible notes discount	1,109	1,260	4,306	8,287
Gain on sale of businesses, net	(1,291)	(274)	(1,238)	(10,295)
Change in estimated earn-out payables	(467)	—	(414)	—
Loss on sublease	—	—	—	1,766
Bad debt expense	49	2,331	2,398	5,028
Gain on early extinguishment of debt	—	—	—	(9,711)
Other, net	(401)	(1,967)	(1,916)	(3,460)

(Increase) decrease in operating assets:
Fiduciary funds - restricted related to premium trust accounts	4,049	8,465	11,736	(6,716)
Commissions, fees and premiums receivable, net	(29,146)	(21,712)	713	7,032
Due from principals and/or certain entities they own	7,167	6,406	3,742	4,567
Notes receivable, net - current	(23)	1,884	1,514	3,603
Other current assets	(1,324)	4,667	(1,276)	(2,990)
Notes receivable, net - non-current	2,311	(323)	4,227	(8,068)
Other non-current assets	130	1,075	2,960	1,755

Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	(9,272)	(13,265)	(13,025)	5,150
Income taxes payable	1,327	(123)	2,879	2,351
Due to principals and/or certain entities they own	12,331	9,649	218	1,142
Accounts payable	12,427	18,112	(5,725)	14,099
Accrued liabilities	5,248	(5,456)	5,448	(3,551)
Other non-current liabilities	(2,499)	2,322	(1,702)	(546)
Total adjustments	25,162	27,791	79,245	76,874
Net cash provided by operating activities	36,407	43,060	116,177	119,432

Cash flow from investing activities:
Proceeds from disposal of businesses	2,964	(3)	3,702	5,670
Purchases of property and equipment, net	(2,491)	(3,092)	(8,859)	(12,376)
(Payments for) proceeds from acquired firms, net of cash	(150)	(356)	(48,685)	305
Payments for contingent consideration	—	(2,518)	(80)	(13,302)
Change in restricted cash	—	—	—	10,000
Net cash provided by (used in) investing activities	323	(5,969)	(53,922)	(9,703)

Cash flow from financing activities:
Repayments of short term debt	—	—	—	(40,000)
Proceeds from long term debt	—	—	—	125,000
Repayment of long term debt	(3,125)	(3,125)	(12,500)	(6,250)
Long term debt costs	—	(94)	—	(4,017)
Proceeds from issuance of senior convertible notes	—	—	—	125,000
Senior convertible notes issuance costs	—	6	—	(4,123)
Repayment of senior convertible notes	—	—	—	(219,650)
Senior convertible notes tender offer costs	—	—	—	(800)
Purchase of call options	—	—	—	(33,913)
Sale of warrants	—	—	—	21,025
Proceeds from stock-based awards, including tax benefit	(1,157)	119	1,446	3,010
Shares cancelled to pay withholding taxes	(12)	(51)	(3,033)	(2,107)
Repurchase of Common Stock	(13,194)	-	(41,757)	—
Dividends paid	(1)	(1)	(2)	(68)
Net cash used in financing activities	(17,489)	(3,146)	(55,846)	(36,893)
Net increase in cash and cash equivalents	19,241	33,945	6,409	72,836
Cash and cash equivalents, beginning of the period	115,998	94,885	128,830	55,994
Cash and cash equivalents, end of the period	$135,239	$128,830	$135,239	$128,830

Supplemental disclosures of cash flow information
Cash paid for income taxes	$8,874	$1,103	$24,686	$27,203
Cash paid for interest	$3,403	$3,503	$8,764	$6,784